Nancy  Stern-Corporate  Affairs
     602.754.4090

     Walter  Rogers-Investor  Relations
     602.754.2386



                  DIAL'S SECOND QUARTER NET INCOME IMPROVED 26%
                          NET EARNINGS PER SHARE UP 14%

SCOTTSDALE, ARIZ., JULY 23, 1998 - The Dial Corporation (NYSE/DL) today reported a 26% increase in net income for its second quarter due to core revenue growth and a 1.7 percentage point improvement in its gross margin. The Company posted second quarter net income of $25.6 million, or $ .25 per share (diluted), versus $20.4 million, or $ .22 per share (diluted), in the year-earlier quarter.
     Net sales improved 5% to $367 million versus $349 million for the same period last year. Net sales in the year-ago quarter included $19 million of sales from non-strategic brands that were sold in the third quarter of 1997. Sales from core businesses increased 11% due to strong results in the Company's international operations and the inclusion of Nuevo Federal, a soap and laundry detergent subsidiary in Argentina acquired in the third quarter of 1997. Domestically, sales of Dial personal care products and Purex laundry detergents grew 13% and 7% respectively.
     The Company's gross margin increased 1.7 percentage points in the second quarter to 49.3%, from 47.6% in the same period last year, due to improved manufacturing efficiencies and strong sales of its high-margin personal washing products.
     For the first six months of 1998, Dial's net income increased 25% to $48.5 million, or $ .48 per share (diluted), versus $38.7 million, or $ .42 per share (diluted), in the prior year. Net sales rose more than 5% in the first half while sales from core businesses improved more than 12% due to strong growth in the Dial and Purex franchises and the inclusion of results from Nuevo Federal.
     "We are particularly pleased with the quality of the earnings we have achieved throughout the second quarter and so far this year," commented Mal Jozoff, Dial Chairman and CEO. "All indicators of operating strength - gross margin improvement, core franchise market share gains, international expansion and strong net earnings per share - came together. Our business is developing right on plan."
     The Dial Corporation, headquartered in Scottsdale, Arizona, is one of America's leading manufacturers of consumer products including Dial soap, this year celebrating 50 years as America's leading antibacterial soap, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and Freeman personal care products. Dial products have been in the American marketplace for more than 100 years.
                                       XXX


                                         THE DIAL CORPORATION
                                        SUMMARY OF OPERATIONS


                                                                 In millions, except per share data
                                                          QUARTER ENDED                     SIX MONTHS ENDED
                                                --------------------------------    -------------------------------
                                                 JULY 4, 1998     JUNE 28, 1997      JULY 4, 1998    JUNE 28, 1997
                                                ---------------  ---------------    ---------------  --------------
Net sales . . . . . . . . . . . . . . . . . . . $      366.8     $    349.3         $      701.8          665.5
                                                ---------------  ---------------    ---------------  --------------

Costs and expenses:
   Cost of products sold. . . . . . . . . . . .        185.9          183.0                362.4          352.3
   Selling, general and administrative expenses        136.2          126.3                254.1          236.5
                                                ---------------  ---------------    ---------------  --------------

                                                       322.1          309.3                616.5          588.8


Operating income. . . . . . . . . . . . . . . .         44.7           40.0                 85.3           76.7

   Interest and accretion . . . . . . . . . . .          4.6            7.1                  9.4           14.8
                                                ---------------  ---------------    ---------------  -------------


Income before income taxes. . . . . . . . . . .         40.1           32.9                 75.9           61.9
   Income taxes . . . . . . . . . . . . . . . .         14.5           12.5                 27.4           23.2
                                                ---------------  ---------------    ---------------  -------------

NET INCOME. . . . . . . . . . . . . . . . . . . $       25.6     $     20.4         $       48.5     $     38.7
                                                ===============  ===============    ===============  =============

BASIC EARNINGS PER SHARE. . . . . . . . . . . . $       0.26     $     0.23         $       0.50           0.43
                                                ===============  ===============    ===============  =============

DILUTED EARNINGS PER SHARE. . . . . . . . . . . $       0.25     $     0.22         $       0.48           0.42
                                                ===============  ===============    ===============  =============

Basic shares outstanding. . . . . . . . . . . .        98.2           90.4                 97.9            90.3
     Common share equivalents . . . . . . . . .         2.4            2.2                  2.4             2.0
                                                ---------------  ---------------    ---------------  -------------
Diluted shares outstanding. . . . . . . . . . .       100.6           92.6                100.3            92.3
                                                ===============  ===============    ===============  =============


Note:  The Summary of Operations does not include any results from Freeman Cosmetic Corporation, which was acquired by
       The Dial Corporation on July 1, 1998.






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


                              THE DIAL CORPORATION
                             CONDENSED BALANCE SHEET


                                                       In millions
                                              JULY 4, 1998    JANUARY 3, 1998
                                              --------------  ----------------
ASSETS
Current assets . . . . . . . . . . . . . . .  $        204.3  $          227.0
Non-current assets . . . . . . . . . . . . .           745.7             656.9
                                              --------------  ----------------

  Total assets . . . . . . . . . . . . . . .  $        950.0  $          883.9
                                              ==============  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . .  $        226.4  $          238.8
Long-term liabilities. . . . . . . . . . . .           360.6             325.1
Stockholders' equity . . . . . . . . . . . .           363.0             320.0
                                              --------------  ----------------

  Total liabilities and stockholders' equity  $        950.0  $          883.9
                                              ==============  ================






                                   THE DIAL CORPORATION
                            CONDENSED STATEMENT OF CASH FLOWS


                                                                                In millions
                                                               QUARTER ENDED                   SIX MONTHS ENDED
                                                               -------------                   ----------------
                                                        JULY 4, 1998     JUNE 28, 1997    JULY 4, 1998    JUNE 28, 1997
                                                      ---------------  ----------------  --------------  ---------------
Net cash provided (used) by operations . . . . . . .  $         38.7   $          63.8    $       31.2   $        84.9
Net cash provided (used) by investing activities . .           (92.1)            (10.7)          (88.7)          (17.5)
Net cash provided (used) by financing activities . .            52.0             (46.6)           53.9           (69.3)
                                                      ---------------  ----------------   -------------  ---------------

  Net increase (decrease) in cash and cash equivalents          (1.4)              6.5            (3.6)           (1.9)
Cash and cash equivalents, beginning of year/period. .           7.9               5.7            10.1            14.1
                                                      ---------------  ----------------   -------------  ---------------

Cash and cash equivalents, end of period . . . . . .  $          6.5   $          12.2    $        6.5   $        12.2
                                                      ===============  ================   =============  ===============

Note:  The Condensed Balance Sheet includes the accounts of Freeman Cosmetic Corporation, which was acquired by The Dial Corporation on July 1, 1998.
